UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2012 (June 28, 2012)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 28, 2012, Newcastle Investment Corp., through its wholly owned subsidiaries (“Newcastle”), and Nationstar Mortgage LLC (“Nationstar”), an affiliate of Newcastle’s manager, amended agreements related to mortgage servicing rights (“MSRs”) that Nationstar has agreed to acquire from Residential Capital, LLC and related entities (collectively “ResCap”).

Under its original agreements with Nationstar, Newcastle committed to invest $450 million to acquire a 65% interest (subject to certain adjustments) in the monthly cash flows generated by the MSRs, net of a base fee paid to Nationstar. In addition, Newcastle was entitled to approximately $25 million of a $72 million breakup fee that ResCap would be required to pay Nationstar under certain circumstances.

The amendments to the original agreements reflect amendments to the asset purchase agreement between Nationstar and ResCap, which (i) increased the purchase price by $125 million (or, if the MSRs related to the loans guaranteed by Ginnie Mae and the related servicing advances are sold to another bidder, by $85 million), and (ii) reduced the break-up fee from $72 million to $24 million.

Under the amended agreements between Newcastle and Nationstar, a portion of the purchase price increase has been allocated to Newcastle, subject to a maximum investment by Newcastle of $450 million. The portion allocated to Newcastle will be an amount equal to the percentage of the MSR net cash flows that Newcastle ultimately acquires (which may be less than 65%, depending on the unpaid principal balance of the portfolio at closing), multiplied by the amount of the purchase price increase payable by Nationstar. In addition, the portion of the breakup fee to which Newcastle is entitled has been reduced to approximately $8.4 million. Newcastle has retained the flexibility to sell a portion of its commitment, and its investment is currently expected to be between $150 million and $300 million.

The transaction is subject to the bankruptcy process, which involves an auction of the assets that are the subject of the agreements between ResCap, Newcastle and Nationstar, customary closing conditions, including certain regulatory approvals and third party consents, and customary termination rights.

The foregoing summary of the amended agreements does not purport to be a complete description and is qualified in its entirety by the agreements themselves, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC.

10.2	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC.

10.3	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC.

10.4	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC.

FORWARD-LOOKING STATEMENTS

Certain statements herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Newcastle’s ability to consummate the investment described herein and the ultimate size of such investment. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the Company’s website (http://www.newcastleinv.com). Forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: July 5, 2012

4